Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz, Andrew R. French, Jelani Y. Roper and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the following reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission:

AST DeAM Small-Cap Value Portfolio – AST Small-Cap Value Portfolio

This power of attorney may be signed in one or more counterparts.

Signature	Title

/s/ Saul K. Fenster	Trustee	April 18, 2008
Saul K. Fenster

/s/ Robert F. Gunia	Trustee	April 21, 2008
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee	April 22, 2008
Thomas T. Mooney

/s/ David R. Odenath	Trustee and President	April 23, 2008
David R. Odenath

/s/ F. Don Schwartz	Trustee	April 20, 2008
F. Don Schwartz

/s/ Delayne Dedrick Gold	Trustee	April 18, 2008
Delayne Dedrick Gold

/s/ W. Scott McDonald	Trustee	April 22, 2008
W. Scott McDonald

/s/ Thomas M. O’Brien	Trustee	April 22, 2008
Thomas M. O’Brien

/s/ John A. Pileski	Trustee	April 23, 2008
John A. Pileski

/s/ Grace C. Torres	Treasurer (Principal Financial	April 23, 2008
Grace C. Torres	and Accounting Officer)